UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event report) November 29, 1999


                           FARMLAND INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



       Kansas              2-60372                 44-0209330
     (State of         (Commission File         (I.R.S. Employer
   Incorporation)          Number)             Identification No.)



         3315 North Oak Trafficway
           Kansas City, Missouri                           64116-0005
  (Address of principal executive offices)                 (Zip Code)



                                  816-459-6000
              (Registrant's telephone number, including area code)



                                  Not Changed
         (Former name or former address, if changed since last report)



ITEM 5      OTHER EVENTS

     The United States Tax Court ("Tax Court") has decided that the tax gain we realized in 1983 and 1984 on the sale of the stock of Terra Resources, Inc. and certain other assets were patronage-source gain and that we handled these gains correctly. By ruling in our favor, the Tax Court rejected claims of the Internal Revenue Service ("IRS") that we owe additional federal income taxes of approximately $70.8 million on these gains plus accumulated interest through August 31, 1999 of approximately $261.0 million. This ruling also means that we do not owe state income tax and interest of $15.0 million and $56.3 million, respectively, related to these sales.

     The IRS has the right to request the Tax Court to reconsider its decision. The IRS may ultimately file an appeal with the Eight Circuit Court of Appeal.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 30, 1999                FARMLAND INDUSTRIES, INC.
         (Date)                         (Registrant)


                      By:          /s/  TERRY M. CAMPBELL

                                     Terry M. Campbell
                                  Executive Vice President
                                  and Chief Financial Officer